Exhibit 5.1


                      [Letterhead of Dorsey & Whitney LLP]


Darden Restaurants, Inc.
5900 Lake Ellenor Drive
Orlando, FL 32809

     Re: Registration Statement on Form S-3


Ladies and Gentlemen:

     We have acted as counsel to Darden Restaurants, Inc., a Florida corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the offer and sale by the Company from time to time of its debt securities (the "Debt Securities") for an aggregate initial offering price of up to $475,000,000 (or the equivalent in foreign currencies, currency units or composite currencies).

     For purposes of this opinion we have examined the following:

     (a) the Articles of Incorporation, as amended, of the Company (the "Articles of Incorporation");

     (b)  the Bylaws, as amended, of the Company (the "Bylaws");

     (c) resolutions of the Board of Directors of the Company adopted on March 22, 2005 (the "Resolutions");

     (d) the Indenture dated as of January 1, 1996 (the "Indenture") between the Company and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association) (formerly known as Norwest Bank Minnesota, National Association), as trustee (the "Trustee"); and

     (e) the Registration Statement, including the prospectus included therein (the "Prospectus"), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement").

     We have also examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto, that such parties had the requisite power and authority (corporate or

Darden Restaurants, Inc.
Page 2


otherwise) to execute, deliver and perform such agreements or instruments and that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties. We have also assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such agreements or instruments are the valid, binding and enforceable obligations of such parties. We have also assumed that the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. We note that as to matters of Florida law, you have received an opinion, dated the date hereof, of Douglas
E. Wentz, Esq., your Senior Associate General Counsel, which is also filed as an exhibit to the Registration Statement. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

     Based on the foregoing, we are of the opinion that, when (a) a particular series of Debt Securities has been duly established under the terms of the Resolutions and the Indenture and (b) the instruments representing such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Resolutions and the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Debt Securities will constitute binding obligations of the Company.

     The opinion set forth above is subject to the following qualifications and exceptions:

     (a) Our opinion stated above is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors' rights.

     (b) Our opinion stated above is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (c) In rendering the opinion set forth above, we have assumed that, at the time of the authentication and delivery of a series of Debt Securities, (i) the Indenture and the Resolutions will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the validity or enforceability of the Debt Securities, (iii) the Registration Statement, the Prospectus and any and all Prospectus Supplements required by applicable law have all become effective under the Securities Act of 1933, as amended, and will be effective at such time, (iv) such Debt Securities will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement and in compliance with the Securities Act of 1933, as amended, the rules and regulations thereunder, the Trust Indenture Act of 1939, as amended, the rules and regulations thereunder, and any applicable state securities laws, all as then in effect, (v) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and will continue to be so qualified, (vi) none of the particular terms of a series of Debt
          Securities will violate any applicable law and (vii) neither the issuance and sale of such Debt

Darden Restaurants, Inc.
Page 3


          Securities nor the compliance by the Company with the terms thereof will result in a violation of the Articles of Incorporation or Bylaws of the Company as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over the Company.



     (d) As of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular Debt Security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Debt Security would be required to render that judgment in the foreign currency or currency unit in which the Debt Security is denominated, and the judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

     (e) We express no opinion as to the enforceability of (i) provisions that relate to choice of law, (ii) waivers by the Company of any statutory or constitutional rights or remedies or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person's or entity's negligence or willful misconduct.

     (f) We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

     Our opinion expressed above is limited to the laws of the State of New York and the federal laws of the United States of America.

     We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Debt Securities" contained in the Prospectus.

Dated: July 29, 2005

                                        Very truly yours,
                                        /s/ Dorsey & Whitney

GLT/CFS